EXHIBIT 3



                     COMMUNICATION INTELLIGENCE CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of June 13, 1996, is made by and among Communication Intelligence Corporation, a Delaware corporation (the "Company") and those parties listed on the signature page hereto (the "Purchasers").


                                 R E C I T A L S
                                 - - - - - - - -


          WHEREAS, pursuant to the terms of Subscription Agreements between the Company and the Purchasers (the "Subscription Agreements"), the Purchasers are purchasing from the Company shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") in such amounts as set forth on the signature pages of the Subscription Agreements (collectively, the "Shares"); and

          WHEREAS, as further inducement for the Purchasers to purchase the Shares from the Company, the Company desires to undertake to register the Shares, and the Extra Shares (as hereinafter defined), under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), in accordance with, and subject to, the terms hereof.

          NOW, THEREFORE, the Purchasers and the Company covenant and agree, upon the terms and subject to the conditions set forth herein, as follows:


          1. Definitions. For the purposes of this Agreement, the following capitalized terms shall have the following meanings:

               (a) "Extra Shares" shall mean that number of additional shares of Common Stock which may be issued by the Company to a Holder pursuant to
Section 2 of the Subscription Agreements.

               (b) "Holder" means, initially each Purchaser, and thereafter, any person or entity (a "person") who at a given time is the holder of record of any Registrable Securities, so long as such transfers or assignments were made in compliance with Section 9 hereof.

               (c) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act.

               (d) "Registration Statement" means any registration statement or comparable document of the Company under the Securities Act through which a public sale or disposition of the Company's securities may be registered (except a form used exclusively for the sale or distribution of securities in connection with an employee stock option plan or in connection with a business combination), the prospectus contained therein and all amendments and supplements to such Registration Statement, including post-effective amendments, and all material incorporated by reference in such Registration Statement.

               (e) "Registrable Securities" means (i) the Shares; (ii) the Extra Shares; and (iii) any other security of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares or the Extra Shares, excluding in all cases, however, any Registrable Securities disposed of by a Holder in a transaction in which its registration rights under this Agreement are not assigned pursuant to Section 9 of this Agreement.

               (f) "SEC" means the United States Securities and Exchange Commission or any similar agency then having the authority to enforce the Securities Act.


          2.   Holders' Registration.

               (a)  Obligation For Registration.  Within thirty (30) days from
                    ---------------------------
the Closing Date (as defined in the Subscription Agreements), the Company shall prepare and file a Registration Statement with the SEC to register the public resale of the Registrable Securities by the Holders under the Securities Act. The Company shall use its best efforts to (i) cause such Registration Statement, when filed, to become effective under the Securities Act; and (ii) keep such Registration Statement continuously effective until the earlier to occur of the following: (x) the Registrable Securities covered by the Registration Statement become eligible for resale without registration pursuant to Rule 144 under the Securities Act (or a similar successor or additional exemption) and can be sold by each Holder within the applicable volume restrictions of Rule 144 (except for affiliates, as such term is defined in Rule 144); or (y) three years from the effective date of such Registration Statement. Each Holder shall notify the Company in writing within ten (10) days after the sale of the last of its Registrable Securities to enable the Company to determine when its obligation to continue effectiveness of the Registration Statement terminates.

               (b)  Notice of Registration.  Within thirty (30) days prior to
                    ----------------------
the proposed filing date of the Registration Statement referred to in
Section 2(a), the Company shall give written notice to the Holders of its intention to file the Registration Statement, which notice shall state that the Holders shall have ten days from the receipt of such notice to notify the Company of an election NOT to have such Holder's Registrable Securities included in the Registration Statement. Within ten days after the receipt of such notice, each Holder shall notify the Company if it elects NOT to have its Registrable Securities included in the Registration Statement. In such event, the Company shall have no further obligations to such Holder under this Agreement. The right of any Holder to have Registrable Securities included in the Registration Statement pursuant to this Section 2 shall be conditioned upon such Holder's compliance in all material respects with the provisions of
Section 5 hereof.

               (c)  Additional Registration.  If the Holders become entitled,
                    -----------------------
pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then-effective Registration Statement, the Company shall promptly file, in accordance with the procedures more particularly set forth in this Section 2 and Section 4, an additional Registration Statement with respect to any such new Registrable Securities. The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act; and (ii) keep such additional Registration Statement effective during the period described in clause (ii) of Section 2(a).


          3. Suspension of Sales by Holders. If at any time when a Registration Statement is effective with respect to Registrable Securities pursuant to Section 2 hereof, the Company intends to file a registration statement for an underwritten public offering of securities to be issued by the Company, the Company shall promptly give written notice thereof to the Holders (a "Company Notice"). Within twenty days after receipt of a Company Notice, any Holder owning Registrable Securities covered by an effective Registration Statement may notify the Company of such Holder's desire to have its Registrable Securities included in the registration statement covering such underwritten offering. Such Holders shall be permitted to include in such underwritten offering (i) not less than that amount of Registrable Securities which equals 50% of the total number of securities to be registered in the registration statement relating to the underwritten offering, pro rata based on the number of Registrable Securities requested to be included in the registration statement covering the underwritten offering by the Holders, and (ii) such additional Registrable Securities as shall be consented to by any such underwriter.
Holders of any Registrable Securities covered by an effective Registration Statement which have not been included in the registration statement covering the underwritten offering shall suspend offers and sales of their Registrable Securities covered by such Registration Statement for a period commencing fourteen days prior to the anticipated filing of any such registration statement and terminating not later than 150 days from the effective date of the registration statement relating to such underwritten offering (a "Suspension Period"); provided, however, that the Holders shall only be required to suspend
          -----------------
such offers and sales of their Registrable Securities (i) if so requested, in writing, by the underwriter of any such offering, (ii) if and to the extent that any other securityholders of the Company whose securities have been registered by the Company pursuant to registration rights also agree to suspension of their sales. Notwithstanding the foregoing, Holders may sell Registrable Securities during the Suspension Period in privately negotiated transactions made in accordance with the terms of this Agreement, provided that such transfers are made in compliance with the Securities Act and applicable state securities laws. The Holders agree that, during any such Suspension Period, the Holders shall not sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Registrable Securities without the prior written consent of such underwriter(s), and shall enter into such agreements with such underwriter(s) with respect to the foregoing as are reasonably requested by such underwriter(s). Registrable Securities shall only be included in a registration statement covering an underwritten offering upon such terms and conditions as shall be established by such underwriter or underwriters for the securities to be sold by the Company. Any future registration rights granted by the Company shall contain the same restrictions as those imposed hereby.

          4. Obligations of the Company. In connection with the registration of the Registrable Securities pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a Registration Statement with respect to all Registrable Securities included therein, and use its best efforts to cause the Registration Statement to become effective as soon as reasonably possible after such filing, and to keep the Registration Statement effective for the period specified in Section 2 hereof, which Registration Statement shall not contain during such period any untrue statement of a material fact or omit to state during such period a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective for the period specified in Section 2 hereof and as may be required by the Securities Act, and during such period to comply with the provisions of the Securities Act with respect to the Registration Statement.

               (c) Furnish promptly to each Holder whose Registrable Securities are included in the Registration Statement such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder.

               (d) Use its best efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times during which it has agreed to use its best efforts to keep a Registration Statement effective under the Securities Act pursuant to the terms of this Agreement, and to take all other actions necessary or advisable to enable the disposition of such securities in such jurisdictions, provided that the Company
                                                      --------
shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process, to subject itself to general taxation in any such states or jurisdictions or to make any change in its charter or bylaws which the Board of Directors determines to be contrary to the best interest of the Company and its shareholders.

               (e) Notify the Holders who hold Registrable Securities being sold of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission.

               (f) Notify the Holders who hold Registrable Securities being sold of the issuance by the SEC or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

               (g) Permit a single firm of counsel, designated as Holders' counsel by the Holders of a majority of the Registrable Securities included in such Registration Statement (the "Majority Holders"), to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

               (h) Furnish to the Holders, on the effective date of the Registration Statement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given in such an offering, addressed to the Company, on which the Holders shall be permitted to rely (and a copy of which shall be delivered to the Holders); and (ii) a "cold comfort" letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to securityholders in such an offering, so addressed.

               (i) Make available for inspection by representatives of the Majority Holders and any counsel, accountants or other agents retained by any thereof, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such party in connection with the Registration Statement.

               (j) Use its best efforts to cause the Registrable Securities being sold to be listed on the NASDAQ SmallCap Market.

               (k) Take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Holders of the Registrable Securities being sold.

               (l) Take all other actions reasonably necessary to expedite and facilitate disposition by the Holders of the Registrable Securities being sold pursuant to the Registration Statement.


          5. Obligations of the Holders. In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall notify each Holder of the information the Company requires from each such Holder if it elects to have any of his Registrable Securities included in the Registration Statement.

               (b) Each Holder by his acceptance of the Shares agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

               (c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3 or
Section 4(e), such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of (i) confirmation from the Company that such sales may resume under the terms of Section 3, or (ii) the copies of the supplemented or amended prospectus contemplated by Section 4(e) and, if so requested in writing by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than the permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.


          6. Expenses of Registration. All expenses incurred in connection with registration, filings or qualifications pursuant to Sections 2 and 4, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one firm of counsel for the Holders, shall be borne by the Company.


          7. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

               (a) To the fullest extent permitted by law, the Company will indemnify and hold each Holder, its partners and their respective directors, officers, employees and representatives, and each person who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (each such person being referred to as an "Indemnified Person") harmless from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Indemnified Person expressly for use therein. Notwithstanding the foregoing, the Company shall not be obligated to so indemnify any such Holder, officer, director or controlling person with respect to any loss, claim, damage, liability or expense arising out of the failure by such person to comply with the prospectus delivery requirements under the Securities Act and the rules and regulations thereunder.

               (b) If any action or proceeding (including any governmental investigation) shall be brought, threatened or asserted against any Indemnified Person in respect of which indemnity may be sought from the Company, such Indemnified Person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including employment of counsel and the payment of all expenses related thereto. Any such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company has agreed to pay such fees and expenses; or (ii) the Company shall have failed to assume the defense of such action or proceeding and employ counsel in such action or proceeding; or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or additional to those available to the Company (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company will not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person); provided, however, that the Company will not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons, which firm shall be designated in writing by a majority in interest of such Indemnified Persons. The Company shall not be liable for any default judgment caused by any Indemnified Person or settlement of any such action or proceeding or confession of judgment without its prior written consent, but if settled with its written consent (which consent shall not be unreasonably withheld), or if there be a final judgment (other than such default judgment) for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such

Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Subject to the following sentence, if the Company agrees to a settlement of an action or proceeding against an Indemnified Person which does not involve any finding or admission of liability or wrongdoing on the part of the Indemnified Person and stands ready, willing and able to pay such settlement and the Indemnified Person refuses to settle, then the Indemni-fied Person shall continue the defense at its own expense and the Company shall be responsible to indemnify only the lesser of the amount of the settlement accepted by the Company or the cost of the final disposition of the claim. The Company will not, without the prior written consent of any Indemnified Person, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder unless such settlement, compromise, consent or termination includes an express unconditional release of all Indemnified Persons from all liability arising out of such action, claim, suit or proceeding.

               (c) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act, to the same extent as the indemnity from the Company to each Indemnified Person set forth in Section 7(a), but only (i) with respect to untrue statements, alleged untrue statements, omissions or alleged omissions relating to such Holder or an Indemnified Person who is such by reason of such person's relationship to such Holder, furnished in writing by such Holder or such person to the Company expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto; and (ii) with respect to any failure by such Holder to comply with the prospectus delivery requirements under the Securities Act and the rules and regulations thereunder. In case any action or proceeding shall be brought against the Company or its officers or directors or any such controlling person in respect of which indemnity may be sought against a Holder under the provisions of this Section 7(c), such Holder shall have the rights and duties given to the Company and each of the Company or its directors or its officers or its controlling persons shall have the rights and duties given to each Holder and other Indemnified Persons, under the terms of Section 7(b) above. Notwithstanding anything contained herein, no Holder shall be liable for an amount which is greater than the proceeds received by such Holder from the sale of Registrable Securities.

               (d)  If the indemnification provided for under Section 7(a) or
Section 7(c) hereof is unavailable to an indemnified party thereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the applicable Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the applicable Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or information supplied by the applicable Holder in writing for use in the Registration Statement, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
No person guilty of fraudulent misrepresentation (within the meaning of Subsection 11(f) of the Securities Act) or of gross negligence, willful misconduct or bad faith shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation, gross negligence, willful, misconduct or bad faith. Notwithstanding anything contained herein, no Holder shall be liable for an amount which is greater than the proceeds received by such Holder from the sale of Registrable Securities.


          8. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to timely file with the SEC all reports and documents required to be filed by it under the Securities Act and the 1934 Act and the rules and regulations promulgated thereunder, and to furnish to each Holder, so long as such Holder owns any Registrable Securities, a copy of the most recent annual or quarterly report of the Company, such other reports and documents filed by the Company with the SEC, and such other information as may be reasonably requested in availing the Holders of any rule or regulation of the SEC which permits the selling of any such securities without registration.


          9. Assignments of Registration Rights. The rights of a Holder pursuant to this Agreement may be assigned by a Holder to transferees or assignees of Registrable Securities provided that (i) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) the transfer or assignment of such Registrable Securities has been made in compliance with the Securities Act and applicable state securities laws and, immediately following such transfer or assignment, the further disposition of such Registrable Securities is restricted under the Securities Act; and (iii) the notice provided in this Section 9 contains a written agreement by the transferee or assignee to be bound by the terms and provisions of this Agreement.


          10.  Miscellaneous.

               (a) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed (i) if to the Company, at 275 Shoreline Drive, Redwood Shores, California 94065 with a copy to Donald J. Bezahler, Esq., Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022; or (ii) if to a Holder, at the address set forth on the signature pages of the Subscription Agreements, or at such other address as any such party furnishes by notice given in accordance with this Section 10.

               (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof.

               (c) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law applied in such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

               (d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing executed by the Company and each of the Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Holders and the Company.

               (e) Any person or entity is deemed to be a Holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall be entitled to act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

               (f) This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument.

               (g) The parties hereto agree that irreparable harm would occur to the Holders in the event that any of the provisions of this Agreement were not performed by the Company, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that would be suffered by the Holders in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly agreed that the Holders shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Holders and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Holders are entitled at law or in equity or otherwise.

                  [Remainder of page intentionally left blank]





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
     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf as of the date first set forth above.


                              COMMUNICATION INTELLIGENCE
                                 CORPORATION


                              By:
                                 -----------------------------------------------
                                           Philip S. Sassower
                                           Chairman of the Finance Committee





                              --------------------------------------------------



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
     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf as of the date first set forth above.


                              COMMUNICATION INTELLIGENCE
                                 CORPORATION


                              By:
                                 -----------------------------------------------
                                           Philip S. Sassower
                                           Chairman of the Finance Committee





                              By:
                                 -----------------------------------------------
                              Name:
                              Title:



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